McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants


The Board of Directors and Shareholders
Short Term Income Fund, Inc.


In planning and performing our audit of the financial statements of the Money Market Porfolio and the U.S. Government Portfolio of Short Term Income Fund, Inc for the year ended August 31, 1998, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Short Term Income Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally acccepted accounting principles. Those controls include safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control , including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1998.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.


                                              /s/ McGladrey & Pullen, LLP
                                                  McGladrey & Pullen, LLP

New York, New York
September 28, 1998